UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pilot House - Lewis Wharf, Atlantic Avenue	6th Floor	Boston, MA	02110
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (617) 586-3900

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2022 (the “Closing Date”), Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”), by and among the Company, Allos Therapeutics, Inc., Talon Therapeutics, Inc., and Spectrum Pharmaceuticals International Holdings, LLC, as borrowers (together with the Company, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and SLR Investment Corp., in its capacity as collateral agent for the Lenders (in such capacity, the “Agent”). The Loan and Security Agreement establishes a $65.0 million term loan facility, consisting of (i) $30.0 million (the “Term A Loan”) funded on the Closing Date, (ii) $10.0 million (the “Term B Loan”) that the Company may borrow on or prior to December 20, 2022; provided that the Company has received approval by the U.S. Food and Drug Administration (“FDA”) for its new drug application for poziotinib for non-small cell lung cancer (NSCLC) in previously treated patients with HER2 exon 20 insertion mutations, (iii) $15.0 million (the “Term C Loan”) that the Company may borrow on or prior to May 15, 2023; provided that the Company and its subsidiaries have achieved certain product revenue milestone targets described in the Loan and Security Agreement and (iv) $10.0 million (the “Term D Loan” and, together with the Term A Loan, the Term B Loan and the Term C Loan, collectively, the “Term Loan”) that the Company may borrow on or prior to November 15, 2023; provided that the Company and its subsidiaries have achieved certain product revenue milestone targets described in the Loan and Security Agreement. The Term Loan has a maturity date of September 1, 2027 (the “Maturity Date”).

Borrowings under the Term Loan will bear interest at a rate per annum equal to one-month term SOFR (subject to a 2.30% floor), plus 5.70%, payable monthly in arrears. The Company is permitted to make interest-only payments on the Term Loan through September 30, 2025, which may be extended at the Company’s option to September 30, 2026; provided that the Company meets certain financial milestones described in the Loan and Security Agreement. Accordingly, beginning on October 1, 2025 or October 1, 2026 (as applicable), the Company will be required to make monthly payments of interest, plus repay the Term Loan in consecutive equal monthly installments of principal. The Company is obligated to pay the Lenders a non-refundable facility fee in the amount of 1.0% of each Term Loan that is funded. In addition, the Company is obligated to pay a final fee equal to 4.75% of the aggregate amount of the Term Loan funded, such final fee to be due and payable upon the earliest to occur of (1) the Maturity Date, (2) the acceleration of the Term Loan, and (3) the prepayment of the Term Loan. The Company may voluntarily prepay the outstanding Term Loan, subject to a prepayment premium of (i) 3.0% of the principal amount of the Term Loan, if prepaid prior to or on the first anniversary of the Closing Date, (ii) 2.0% of the principal amount of the Term Loan, if prepaid after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, or (iii) 1.0% of the principal amount of the Term Loan if prepaid after the second anniversary of the Closing Date and prior to the Maturity Date. Concurrently with the funding of each tranche of the Term Loan, the Company is required to issue to each Lender of such Term Loan a warrant to purchase a number of shares of the Company’s common stock in an amount equal to 1.00% of the Term Loan funded, divided by the exercise price (collectively, the “Warrants”). The exercise price will be the lesser of (a) the 10-day trailing average of the Company’s common stock price, as determined as of the close of business on the day immediately prior to the funding date of the applicable Term Loan and (b) the Company’s common stock price, as determined as of the close of business on the business day immediately prior to the funding date of the applicable Term Loan. The Warrants are immediately exercisable, and the exercise period will expire 10 years from the date of issuance.

The Company’s obligations under the Loan and Security Agreement and the other Loan Documents (as defined in the Loan and Security Agreement) are guaranteed by the other Borrowers and any other subsidiaries of the Company that become Guarantors (as defined in the Loan and Security Agreement). The Borrowers’ and the Guarantors’ (collectively, the “Loan Parties”) respective obligations under the Loan and Security Agreement and the other Loan Documents are secured by first priority security interests in substantially all assets of the Loan Parties, subject to certain customary thresholds and exceptions.

The Loan and Security Agreement contains customary events of default and representations, warranties and affirmative and negative covenants, including financial covenants requiring the Company to (i) maintain certain levels of cash in accounts subject to a control agreement in favor of the Agent of at least $25.0 million at all times commencing from the Closing Date and ending on the later of (A) July 31, 2023 and (B) the date Company either (1) receives, on or after September 13, 2022, at least $40.0 million in net cash proceeds from equity raises and/or business development or collaboration agreements or (2) (x) receives, on or after September 13, 2022, at least $30.0 million in net cash proceeds from equity raises and/or business development or collaboration agreements and (y) achieves at least $25.8 million in trailing 6-month net revenue from the sale of any products (on or prior to the period ending July 31, 2023) and (ii) maintain, commencing March 31, 2023, on a monthly basis until the end of 2023, and on a quarterly basis thereafter, either (A) net revenue from the sale of any products of at least $100 million on a trailing 12-month basis, or (B) net revenue from the sale of any products of an amount set forth in the Loan and Security Agreement, on a trailing 6-month basis.

In addition, the Loan and Security Agreement contains customary events of default that entitle the Agent to cause the Company’s indebtedness under the Loan and Security Agreement to become immediately due and payable, and to exercise remedies against the Loan Parties and the collateral securing the Term Loan, including cash. Under the Loan and Security Agreement, an event of default will occur if, among other things, the Company fails to make payments under the Loan and Security Agreement, the Company or its subsidiaries breach any of the covenants under the Loan and Security Agreement, subject to specified cure periods with respect to certain breaches, a material adverse change occurs, the Company, its subsidiaries or their respective assets become subject to certain legal proceedings, such as bankruptcy proceedings, the Company and/or its subsidiaries are unable to pay their debts as they become due or default on contracts with third parties which would permit the holder of indebtedness in excess of a certain threshold to accelerate the maturity of such indebtedness or that could cause a material adverse change. Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 4.0% per annum will apply to all obligations owed under the Loan and Security Agreement.

The Loan and Security Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The description of the Loan and Security Agreement in this Current Report is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Loan and Security Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Warrants were issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) available under Section 4(a)(2) promulgated pursuant to the Securities Act. Each Lender represented that it is an accredited investor, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. A description of the Warrants under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The form of Warrant is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Loan and Security Agreement, the Company is subject to certain restrictions on its ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock. The information regarding such restrictions is set forth in the Loan and Security Agreement, which is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On September 23, 2022, the Company issued a press release announcing its entrance into the Loan and Security Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On September 22, 2022, the Company issued a press release announcing that the U.S. Food and Drug Administration’s Oncologic Drugs Advisory Committee (“ODAC”) met to review poziotinib for the treatment of patients with previously treated locally advanced or metastatic non-small cell lung cancer harboring HER2 exon 20 insertion mutations. The committee voted 9-4 that the current benefits of poziotinib did not outweigh its risks. A copy of the press release announcing the results of the ODAC meeting is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

10.1	Loan and Security Agreement, dated September 21, 2022, by and among Spectrum Pharmaceuticals, Inc., the other borrowers party thereto, the lenders party thereto and SLR Investment Corp., as collateral agent.

99.1	Press Release, dated September 23, 2022.

99.2	Press Release, dated September 22, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: September 23, 2022	By:	/s/ Nora E. Brennan
Nora E. Brennan
Executive Vice President and Chief Financial Officer